AMENDED AND RESTATED
BYLAWS
OF
AXOS FINANCIAL, INC.
(as amended and restated through February 25, 2021)

ARTICLE I.
OFFICES

    Section 1. Registered Office. The initial registered office of the corporation shall be at such place as is designated in the Certificate of Incorporation (herein, as amended from time to time, so called), or thereafter the registered office may be at such other place as the Board of Directors may from time to time designate by resolution.

    Section 2. Other Offices. The corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II.
STOCKHOLDERS

    Section 1. Meetings. All meetings of the stockholders for the election of directors shall be held at the principal office of the corporation, or at such other place, within or without the State of Delaware, as may be fixed from time to time by the Board of Directors. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Board of Directors may, in its sole discretion, determine that any annual or special meeting of stockholders shall not be held at any place, but may instead be held by means of remote communication in a manner authorized by law.

    Section 2. Annual Meeting. An annual meeting of the stockholders shall be held on such date in each fiscal year of the corporation as the Board of Directors shall select, at which meeting the stockholders shall elect members of the Board of Directors and transact such other business as may properly be brought before the meeting.

    Section 3. List of Stockholders. At least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th)

day before the meeting date), arranged in alphabetical order, with the address of and the number of voting shares registered in the name of each stockholder, shall be prepared by the officer or agent having charge of the stock transfer books. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. The list shall be open to examination of any stockholder during the time of the meeting as provided by law. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such record date to be not less than ten (10) nor more than sixty (60) days prior to such meeting, or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten (10) nor more than sixty (60) days prior to such meeting. In the absence of any action by the Board of Directors, the close of business on the date next preceding the day on which the notice is given shall be the record date. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 3 or to vote in person or by proxy at any meeting of stockholders

    Section 4. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the General Corporation Law of the State of Delaware (herein called the “DGCL”), or by the Certificate of Incorporation, may be called only (i) by the Chairman of the Board, (ii) the President, or (iii) by the Secretary, within ten calendar days after receipt of a written request of a majority of the total number of directors then in office. Business transacted at any special meeting shall be confined to the purposes stated in the notice of the meeting and, except as otherwise required by law, no stockholder shall have the right to bring any additional business (whether similar or dissimilar in nature) before, or to propose or nominate any person for appointment or election to any position or office at, any special meeting. The Board may postpone, reschedule or cancel any previously scheduled special meeting of stockholders..

    Section 5. Notice. Notice of the place, if any, date, hour, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), and means of remote communication, if any, of every meeting of stockholders shall be given by the corporation not less than ten (10) nor more than sixty (60) days before the meeting (unless a different time is specified by law, the Certificate of Incorporation or these Bylaws) to every stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. Except as otherwise provided herein or permitted by applicable law, notice to stockholders shall be in writing and delivered personally or mailed to the stockholders at their address appearing on the books of the corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of meetings may be given to stockholders by means of electronic transmission in accordance with applicable law. Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

    Section 6. Quorum. At all meetings of the stockholders, the presence in person, by remote communication, if applicable, or by proxy of the holders of a majority of the shares issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise provided by the DGCL, by the Certificate of Incorporation or by these Bylaws. If such quorum shall not be present or represented at any meeting of the stockholders, the chairperson of the meeting or stockholders entitled to vote thereat, present in person or by remote communication, if applicable, or represented by proxy, by the affirmative vote of a majority in voting power thereof, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted at the meeting as originally notified.

    Section 7. Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power present in person or by remote communication, if applicable, or represented by proxy at such meeting shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the DGCL or of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question; provided, that for the election of directors, only a plurality of the votes cast shall be required to elect a director. The stockholders present in person, by remote communication, if applicable, or by proxy at a duly convened meeting at which a quorum initially is present may continue to transact business until the adjournment of such meeting, notwithstanding any withdrawal of stockholders that results in a quorum ceasing to be present.

    Section 8. Proxy. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Certificate of Incorporation. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, by remote communication, if applicable, or by proxy, but no such proxy shall be voted after three years from its date unless it provides for a longer period. Another person may be authorized to act as proxy for a stockholder by an instrument in writing subscribed by such stockholder or his or her duly authorized attorney in fact or by any other means authorized under the DGCL as from time to time in effect. Any such proxy shall be filed with the Secretary prior to or at the time of the meeting.

    A duly executed proxy shall be irrevocable if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. A proxy may be in the form of an electronic transmission which sets forth or is submitted with information from which it can be determined that the transmission was authorized by the stockholder.

Section 9. Advance Notice of Stockholder Business. This Section 9 shall govern the advance notice requirements for stockholder business other than the nomination of directors. Section 10 shall govern the advance notice requirements for the nomination of directors. Sections 9 and 10 shall be the exclusive means for a stockholder to make nominations or other business proposals before a meeting of stockholders. Only business that has been properly brought before the meeting may be conducted at an annual meeting of the stockholders. To be properly brought before an annual stockholders meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (ii) otherwise properly brought before the stockholders meeting by or at the direction of the Board of Directors; or (iii) a proper matter for stockholder action under the DGCL that has been properly brought before the stockholders meeting by a stockholder who (A)(1) was a record owner of shares of the corporation at the time of giving the notice provided for in this Section 9, on the record date for the determination of stockholders entitled to vote at such meeting, at the time of the meeting, and at all times in between, (2) is entitled to vote at the meeting and (3) has complied with this Section 9 in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (“the “Exchange Act”).

For such business to be considered properly brought before the annual meeting by a stockholder, such stockholder must, in addition to any other applicable requirements, have given Timely Notice (as defined below) in proper form of such stockholder’s intent to bring such business before such meeting. To be a “Timely Notice”, such stockholder’s notice must:

(i)    in the case of a proposal submitted for inclusion in the corporation’s proxy statement and form of proxy pursuant to Rule 14a-8 under the Exchange Act, meet the deadline for proposals submitted under such rule, or
(ii)    in the case of all other matters, be delivered to or mailed and received by the Secretary of the corporation at the corporation’s principal executive offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the immediately preceding annual meeting of the stockholders; provided, however, that in the event that no annual meeting of the stockholders was held in the previous year or the annual meeting of the stockholders is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first.
To be in proper form, a stockholder’s notice shall be in writing and shall set forth:
(i)    the name and record address of the stockholder who intends to propose the business, the class or series and number of shares of capital stock of the corporation which are owned beneficially (within the meaning of 13d-3 under the Exchange Act) or of record by such stockholder or any Associated Person (as defined below) of such stockholder and any other direct or indirect positions, agreements or understandings to which such stockholder or any Associated Person of such stockholder is a party (including any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act), or other hedged positions, short positions, options, convertible securities and any other stock appreciation or voting interests which provide the opportunity to profit or share in any profit derived from any increase or decrease in the value of the shares of the corporation);
(ii)    a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person, by remote communication, if applicable, or by proxy at the meeting to introduce the business specified in the notice;
(ii)    a complete description of the business desired to be brought before the annual meeting of the stockholders, including the text of the proposal and any necessary resolutions, and the reasons for conducting such business at the annual meeting of the stockholders;
(iv)    any material interest of the stockholder or any Associated Person of such stockholder in such business including any agreements the stockholder or any Associated Person of such stockholder may have with others in connection with such business; and

(v)    any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act.
If any of the foregoing information changes in any material respect from the date the notice is received through the date of the annual meeting, the stockholder shall promptly supplement such information to reflect such change by notice in writing and delivered to or mailed and received by the Secretary of the corporation at the corporation’s principal executive offices. For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 9 or any other Section of these Bylaws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposals for business or to submit any new proposals for business to be conducted at such annual meeting. In no event shall any adjournment or postponement of the annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.
Without limiting the applicability of the foregoing provisions of this Section 9, a stockholder who seeks to have any proposal included in the corporation’s proxy materials must provide notice as required by and otherwise comply with the applicable requirements of the rules and regulations under the Exchange Act in addition to this Section 9. Except for the immediately preceding sentence, nothing in this Section 9 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Subject to Rule 14a-8 under the Exchange Act, nothing in these Bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the corporation’s proxy statement any proposal.
For purposes of these Bylaws, an “Associated Person” of any stockholder or proposed nominee shall mean (i) any member of the immediate family of such stockholder or proposed nominee sharing the same household with such stockholder or proposed nominee; (ii) any person controlling, controlled by, or under common control with, such stockholder or proposed nominee; (iii) any person acting in concert or as part of a group (within the meaning of the Exchange Act and the regulations promulgated thereunder) with such stockholder or proposed nominee; or (iv) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder or proposed nominee.
The chairperson of the annual meeting may refuse to acknowledge the proposal of any business not made in compliance with this Section 9.
Section 10. Advance Notice of Director Nominations. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of a class of preferred stock of the corporation to nominate and elect a specified number of directors. To be properly brought before an annual meeting of the stockholders, or any special meeting of the stockholders properly called for the purpose of electing directors, nominations for the election of a director must be (i) specified in the notice of meeting (or any supplement thereto), (ii) made by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) made by any stockholder of the corporation (A) who was a record owner of shares of the corporation on the date of the giving of the notice provided for in this Section 10, on the record date for the determination of stockholders entitled to vote at such meeting, at the time of the meeting, and at all times in between, (B) is entitled to vote at such meeting and (C) who complies with the notice procedures set forth in this Section 10. The foregoing clause (iii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board.
In addition to any other applicable requirements, for a nomination to be made by a stockholder in connection with an annual meeting of the stockholders, such stockholder must have given Timely Notice thereof in proper written form to the Secretary of the corporation. In addition to any other applicable requirements, for a nomination to be made by a stockholder in connection with a special meeting of the stockholders properly called for the purpose of electing directors, such stockholder must have given notice in proper written form to the Secretary of the corporation not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first.
To be in proper form, a stockholder’s notice shall be in writing and shall set forth:
(i)    as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person or any Associated Person of the person, (D) any other direct or indirect positions, agreements or understandings to which such person or any Associated Person of such person is a party (including hedged positions, short positions, options, derivatives, convertible securities and any other stock appreciation or voting interests) which provide the opportunity to profit or share in any profit derived from any increase or decrease in the value of the shares of the corporation, (E) a description of all arrangements, understandings or material relationships between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (F) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the

Exchange Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected and a completed questionnaire concerning such person’s business experience, beneficial ownership, relationships and transactions with the corporation, independence and other matters typically contained in the corporation’s questionnaire for directors and officers); and
(ii)    as to such stockholder giving notice, the information required to be provided pursuant to Section 9 of this Article II.
If any of the foregoing information changes in any material respect from the date the notice is received through the date of the meeting, the stockholder shall promptly supplement such information to reflect such change by notice in writing and delivered to or mailed and received by the Secretary of the corporation at the corporation’s principal executive offices. For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 10 or any other Section of these Bylaws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination. In no event shall any adjournment or postponement of the related stockholder meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

Subject to the rights of any holders of a class of preferred stock of the corporation, no person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 10. If the chairperson of the meeting properly determines that a nomination was not made in accordance with the foregoing procedures, the chairperson shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

ARTICLE III.
BOARD OF DIRECTORS

    Section 1. Board of Directors. The business and affairs of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by the DGCL or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

    Section 2. Number of Directors. Except as otherwise fixed pursuant to the provisions of Article IV of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors (none of whom need be stockholders or residents of the State of Delaware) shall be fixed by resolution of the Board of Directors from time to time. Except as otherwise set forth in the Certificate of Incorporation, the directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors, one class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 2000, another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 2001, and another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 2002, with members of each class to hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

    Section 3. Newly Created Directorships and Vacancies. Subject to the rights, if any, of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, by a sole remaining director, or, if there is no remaining director, by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor has been elected and qualified. No decrease in the number of directors constituting the Board of directors may shorten the term of any incumbent director.

    Section 4. Removal. Except as otherwise set forth in the Certificate of Incorporation and subject to the rights, if any, of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation in respect of the election of additional directors under specified circumstances, any director may be removed from office by the stockholders only for cause and only in the manner provided in the Certificate of Incorporation.

ARTICLE IV.
MEETINGS OF THE BOARD

    Section 1. Meetings. The directors of the corporation may hold their meetings, both regular and special, at such times and places as are fixed from time to time by resolution of the Board of Directors.

    Section 2. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board of Directors.

    Section 3. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or by a majority of the total number of directors then in office. The purpose of any special meeting shall be specified in the notice or any waiver of notice. Each notice of a meeting of the Board of Directors may be delivered personally or by telephone to a director not later than the day before the day on which the meeting is to be held; sent to a director at his or her residence or usual place of business, or at any other place of which he or she shall have notified the corporation, by telegram, telex, cable, wireless, facsimile or similar means at least twenty-four hours before the time at which the meeting is to be held; or posted to him or her at such place by prepaid first-class or air mail, as appropriate, at least three days before the day on which the meeting is to be held. Notice of a meeting of the Board of Directors need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior to or at its commencement, the lack of notice to him or her.

    Section 4. Quorum. At all meetings of the Board of Directors the presence of a majority of the total number of directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors except as may be otherwise specifically provided by the DGCL or by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

    Section 5. Executive Committee. The Board of Directors may, by resolution passed by a majority of the total number of directors then in office, designate an Executive Committee, to consist of two or more directors of the corporation, one of whom shall be designated as chairman, who shall preside at all meetings of such committee. To the extent provided in the resolution of the Board of Directors, the Executive Committee shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the corporation, except where action of the Board of Directors as a whole is expressly required by the DGCL or by the Certificate of Incorporation, and shall have power to authorize the seal of the corporation to be affixed to all papers which may require it. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. Any member of the Executive Committee may be removed, with or without cause, by the affirmative vote of a majority of the total number of directors then in office. If any vacancy or vacancies occur in the Executive Committee caused by death, resignation, retirement, disqualification, removal or other cause, the vacancy shall be filled by the affirmative vote of a majority of the total number of directors then in office.

    Section 6. Other Committees. The Board of Directors may, by resolution passed by a majority of the total number of directors then in office, designate other committees, each committee to consist of two or more directors of the corporation, which committees shall have such power and authority and shall perform such functions as may be provided in such resolution. Such committee or committees shall have such name or names as may be designated by the Board of Directors and shall keep regular minutes of their proceedings and report the same to the Board of Directors when required. Unless otherwise specified in the resolution organizing such committee, the provisions of Section 5 regarding designation of chairman, use of seal, removal of members and vacancy shall also govern such committee.

    Section 7. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors, the Executive Committee or any other committee of the Board of Directors may be taken without such a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or the Executive Committee or such other committee, as the case may be, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors, the Executive Committee or such other committee.

    Section 8. Compensation of Directors. Directors, as such, shall not receive any stated salary for their services, but may receive such compensation and reimbursements as may be determined from time to time by resolution of the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

    Section 9. Telephone Meetings. Members of the Board of Directors or members of any committee designated by the Board of Directors may participate in and hold meetings of such Board of Directors or committee by means of conference telephone, video conference, or similar communications equipment by means of which all persons participating in the meeting can hear each other and be heard. Participation by a director in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.

    Section 10. Chairman and Vice Chairman of the Board. The members of the Board of Directors may elect one of its members to be Chairman of the Board and may fill any vacancy in the position of Chairman of the Board at such time and in such manner as the Board of Directors shall determine. The members of the Board of Directors may also elect one of its members to be Vice Chairman of the Board and may fill any vacancy in the position of Vice Chairman of the

Board at such time and in such manner as the Board of Directors shall determine. The Chairman of the Board and the Vice Chairman of the Board may but need not be an officer of or employed by the corporation. Unless the resolutions appointing the Chairman of the Board or the Vice Chairman of the Board specify that the Chairman of the Board or the Vice Chairman of the Board shall be an officer, the Chairman of the Board or the Vice Chairman of the Board, as applicable, shall not be an officer. The Chairman of the Board, if such be elected, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as be from time to time assigned to him by the Board of Directors. The Vice Chairman of the Board, if such be elected, shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board, and exercise and perform such other powers and duties as be from time to time assigned to him by the Board of Directors.

ARTICLE V.
OFFICERS

    Section 1. In General. The officers of the corporation shall consist of a Chief Executive Officer, a Secretary, a Chief Financial Officer and such other officers as the Board of Directors or the Chief Executive Officer, as empowered by the Board of Directors, may from time to time determine. The officers of the corporation shall be elected by the Board of Directors, or the Board of Directors may empower the Chief Executive Officer or, in the absence of a Chief Executive Officer, the President, to appoint officers. Any two or more offices may be held by the same person. In case any officer is absent, or for any other reason that the Board of Directors may deem sufficient, the Chief Executive Officer, President or Board of Directors may temporarily delegate the powers and duties of such officer to any other officer.

    Section 2. Salaries. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors or by the Executive Committee or another committee, if so authorized by the Board of Directors; provided that the Board of Directors may delegate to an officer of the Company the power to fix the compensation of other officers and agents.

    Section 3. Term of Office and Removal. Each officer of the corporation shall hold office until his or her death, or his or her resignation or removal from office, or the election or appointment and qualification of his or her successor, whichever shall first occur. Any officer or agent may be removed by the Board of Directors or, in the case of officers appointed by the Chief Executive Officer or the President in accordance with Section 1, the Chief Executive Officer, or, in the absence of a Chief Executive Officer, the President, whenever in their judgment the best interests of the corporation will be served thereby. If the office of any officer becomes vacant for any reason, the vacancy may be filled in accordance with Section 1.

    Section 4. Chief Executive Officer. Subject to the control of the Board of Directors, the Chief Executive Officer shall have general supervision, direction and control of the business and officers of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall perform such other duties as from time to time may be assigned to such office by the Board of Directors or by the Executive Committee of the corporation. Without limiting the generality or effect of the foregoing, the Chief Executive Officer shall have full power and authority, except as otherwise required by law or directed by the Board of Directors, (a) to execute, on behalf of the corporation, all duly authorized contracts, agreements, promissory notes, deeds, assignments, conveyances, applications, consents, proxies, powers of attorney and other documents and instruments to which the corporation may be a party, and (b) to vote and otherwise act on behalf of the corporation, in person, by remote communication, if applicable, or by proxy, at any meeting of stockholders (or with respect to any action of such stockholders) of any other corporation in which the corporation may hold securities and otherwise to exercise any and all rights and powers which the corporation may possess by reason of its ownership of securities of any such other corporation. The Chief Executive Officer shall perform such other duties incidental to this office that may be required by law or properly required of such office by the Board of Directors.

Section 5. President. The person holding the office of Chief Executive Officer shall be the President of the corporation, unless the Board of Directors shall have designated one person as the President and a different person as the Chief Executive Officer, in which case the President shall have such powers and perform such duties as from time to time may be assigned or delegated to such office by the Board of Directors or the Chief Executive Officer, or are incident to the office of President. If the President is not the same person as the Chief Executive Officer, in the absence or disability of the Chief Executive Officer, the President shall perform all the duties of the Chief Executive Officer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer.

    Section 6. Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors or the Executive Committee may from time to time prescribe, or as the President may from time to time delegate to such office. In the absence or disability of the President, a Vice President designated by the Board of Directors shall perform the duties and exercise the powers of the President. Without limiting the generality or effect of the foregoing, each Vice President, if any, designated as an “Executive Vice President” shall have full power and authority, except as otherwise required by law or directed by the Board of Directors, (a) to execute, on behalf of the corporation, all duly authorized contracts, agreements, promissory notes, deeds, assignments, conveyances, applications, consents, proxies, powers of attorney and other documents and instruments to which the corporation may be a party, and (b) to vote and otherwise act on behalf of the corporation, in person, by remote communication, if applicable, or by proxy, at any meeting of stockholders (or with respect to any action of such stockholders) of any other corporation in which the corporation may hold securities and otherwise to exercise any and all rights and powers which the corporation may possess by reason of its ownership of securities of any such other corporation.

    Section 7. Secretary. The Secretary shall attend all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary shall perform like duties for the Board of Directors and the Executive Committee when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform duties as may be prescribed by the Board of Directors or by the Executive Committee. He or she shall keep in safe custody the seal of the corporation.

    Section 8. Assistant Secretaries. Each Assistant Secretary shall have such powers and perform such duties as the Board of Directors may from time to time prescribe. Unless otherwise provided by the Board of Directors, in the absence or disability of the Secretary, any Assistant Secretary may perform the duties and exercise the powers of the Secretary.

    Section 9. Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the Chief Executive Officer. The Chief Financial Officer subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time. The Chief Executive Officer may direct the Treasurer, if any, or any Assistant Treasurer, or the Chief Accounting Officer, the Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each Chief Accounting Officer, Controller and Assistant Controller shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.

    Section 10. Bonding. If required by the Board of Directors, all or certain of the officers shall give the corporation a bond, in such form, in such sum, and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of their office and for the restoration to the corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the corporation.

ARTICLE VI.
CERTIFICATES OF SHARES

    Section 1. Form of Certificates. The shares of stock of the corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares of stock of the corporation are represented by certificates, such certificates shall be in such form as may be determined by the Board of Directors, subject to applicable legal requirements. Such certificates shall be consecutively numbered and shall be entered in the stock book of the corporation as they are issued. Each certificate shall state on the face thereof the holder’s name, the number, class of shares, and the par value of such shares or a statement that such shares are without par value. Each certificate shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, and may be sealed with the seal of the corporation or a facsimile thereof. All signatures upon such certificates may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on such certificates, shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificates have been delivered by the corporation or its agents, such certificates may nevertheless be issued and delivered as though the person or persons who signed such certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

    Section 2. Lost Certificates. The Secretary or any Assistant Secretary may direct that a new certificate be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact, satisfactory to the Secretary or such Assistant Secretary, by the person claiming the certificate to have been lost, stolen or destroyed, and the Secretary or such Assistant Secretary may require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the corporation a bond, in such form, in such sum, and with such surety or sureties as the Secretary or such Assistant Secretary may approve as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

    Section 3. Transfer of Shares. Shares of stock shall be transferable only on the books of the corporation by the holder thereof in person or by his or her duly authorized attorney, lawfully constituted in writing.

    Section 4. Registered Stockholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VII.
GENERAL PROVISIONS

    Section 1. Dividends. Dividends upon the outstanding shares of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the corporation, subject to the provisions of the DGCL and the Certificate of Incorporation. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to receive payment of any dividend, such record date to be not more than sixty days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than sixty days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend shall be the record date.

    Section 2. Reserves. There may be created by resolution of the Board of Directors out of the net profits of the corporation such reserve or reserves as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the corporation, or for such other purpose as the directors shall think beneficial to the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

    Section 3. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

    Section 4. Seal. The corporation shall have a seal, and said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Any officer of the corporation shall have authority to affix the seal to any document requiring it.

ARTICLE VIII.
INDEMNITY

    Section 1. Damages and Expenses. Without limiting the generality or effect of Article IX of the Certificate of Incorporation, the corporation shall to the fullest extent permitted by applicable law as then in effect indemnify any director or officer of the corporation (each, an “Indemnitee”) who is or was or is threatened to be made to become involved in any manner (including without limitation as a party or a witness) in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether of a civil, criminal, administrative or investigative nature (including without limitation any action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor) (each, a “Proceeding”) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the Board of Directors or an officer of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (whether or not for profit), or by reason of anything actually or allegedly done or not done by such person in any such capacity, against any and all expenses (including attorneys’ fees) actually and reasonably incurred by, and any and all judgments, fines and penalties entered or assessed against, and any and all amounts reasonably paid or payable in settlement by, such person in connection with such Proceeding. Such indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by an Indemnitee in connection with such Proceeding upon receipt of an undertaking (which may be accepted by the corporation without any security for the performance thereof and without regard to the financial capacity of such person to perform its obligations thereunder) by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized by this Article VIII or otherwise.

    The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled.

    The rights to indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent of the corporation or any other enterprise and shall inure to the benefit of the heirs, executors, administrators and estate of such person.

    In addition to the mandatory indemnification of directors and officers of the corporation provided by this Article VIII, the corporation may, if and to the extent authorized by the Board of

Directors and permitted by the DGCL, indemnify any person or entity against any liability whatsoever.

    Section 2. Insurance, Contracts and Funding. The corporation may purchase and maintain insurance to protect itself or any Indemnitee or other person against any expenses, judgments, fines and amounts paid in settlement or incurred by any Indemnitee or other person in connection with any Proceeding referred to in this Article VIII or otherwise, to the fullest extent permitted by applicable law as then in effect. The corporation may enter into contracts with any person entitled to indemnification under this Article VIII or otherwise, and may create a trust fund, grant a security interest, or use other means (including without limitation procuring one or more letters of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article VIII.

ARTICLE IX.
ADJUDICATION OF DISPUTES
Section 1. Exclusive Forum for Certain Actions. Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for:
(a) any derivative action or proceeding brought on behalf of the corporation;
(b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the corporation to the corporation or to the corporation’s stockholders;
(c) any action arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these Bylaws (as each may be amended from time to time);
(d) any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or these Bylaws; or
(e) any action asserting a claim against the corporation governed by the internal affairs doctrine;
in each case, subject to said court having personal jurisdiction over the indispensable parties named as defendants therein. If any action the subject matter of which is within the scope of this Article IX is filed in a court other than a court located within the State of Delaware (a

“Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Article IX (an “Enforcement Action”); and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article IX.
Section 2. Exclusive Forum for Actions Under the Securities Act. Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
Section 3. Equitable Remedies. Failure to enforce the foregoing provisions of this Article IX would cause the corporation irreparable harm, and the corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions.

ARTICLE X.
AMENDMENTS

    Section 1. By Stockholders. Except as otherwise provided by law or by the Certificate of Incorporation or these Bylaws, these Bylaws may be amended or repealed by the affirmative vote of the holders of at least a majority of the voting power of all shares of the corporation entitled to vote thereon, at any regular or special meeting of the stockholders, duly convened after notice to the stockholders of that purpose.

    Section 2. By the Board of Directors. Except as otherwise provided by law or by the Certificate of Incorporation or these Bylaws, these Bylaws may also be amended or repealed by the Board of Directors by the vote of a majority of the total number of directors then in office.

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